EXECUTION VERSION

                  SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS SECOND AMENDMENT (this " Second Amendment") is made as of the 22nd day of June, 2004, by and among American Payment Holdco, Inc., a Delaware corporation ("Holdco"), CheckFree Corporation, a Delaware corporation ("CheckFree" and together with Holdco, the "Buyer Entities"), UIL Holdings Corporation, a Connecticut corporation (the "Parent") and United Resources, Inc., a Connecticut corporation (the "Seller" and together with the Parent, the "Seller Entities"). The Buyer Entities and the Seller Entities are sometimes collectively referred to in this Second Amendment as the "Parties")

         WHEREAS, the Seller Entities and CheckFree previously entered into a Stock Purchase Agreement, dated as of December 16, 2003 (as amended from time to time, the "Agreement");

         WHEREAS, CheckFree assigned all of its rights and obligations under the Agreement to Holdco upon the terms and subject to the limitations set forth in that certain Assignment Agreement dated as of February 19, 2004;

         WHEREAS, the Parties previously entered into a First Amendment to Stock Purchase Agreement, dated as of April 19, 2004;

         WHEREAS, unless otherwise defined in this Second Amendment, all capitalized terms used in this Second Amendment shall have the meanings set forth in the Agreement; and

         WHEREAS, the Parties wish to amend the Agreement pursuant to the terms of this Second Amendment.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEFINED TERMS.
   -------------

         (a) The defined term "Buyer" in the Agreement shall mean Holdco and CheckFree collectively, including, without limitation, in connection with covenants and indemnification obligations of the Buyer and obligations of the Seller Entities to the Buyer; PROVIDED, HOWEVER, that "Buyer" shall mean each of Holdco and CheckFree in connection with representations of the Buyer in Section 3(b) of the Agreement.

         (b) Article 1 of the Agreement is hereby amended by deleting the defined term "Independent Accountant" and replacing it with the following:

             "Independent Accountant" means a firm of independent certified public accountants mutually acceptable to the Parties."

         (c) Article 1 of the Agreement is hereby amended by adding each of the following defined terms in the appropriate place in the alphabetical order of defined terms listed therein:



             "Age Claims" means any claims of age discrimination made by either of B. Corey Stone, Jr. or Donna M. Estelle in connection with acts or omissions occurring during the period between April 28, 2004 and the Closing Date.

             "Bonus Payments" has the meaning set forth in Section 6(e)(viii).

             "Bonus Recipients" has the meaning set forth in Section 6(e)(viii).

             "Excess Social Security Tax Liability" has the meaning set forth in Section 6(e)(vii).

             "Excess Social Security II Tax Liability" has the meaning set forth in Section 6(e)(viii).

             "First Amendment" means that certain First Amendment to Stock Purchase Agreement, dated as of April 19, 2004, by and among the Parties.

             "Medicare Tax Liability" has the meaning set forth in
             Section 6(e)(vii).

             "Medicare II Tax Liability" has the meaning set forth in
             Section 6(e)(viii).

             "Phantom Payments" " has the meaning set forth in
             Section 6(e)(vii).

             "Phantom Schedule" has the meaning set forth in
             Section 6(e)(vii).

             "Rocheleau" has the meaning set forth in the First Amendment.

             "Superintendent" has the meaning set forth in Section 2(b)(iv).

             "Termination Liabilities" has the meaning set forth in the First Amendment.

2. BILLMATRIX.
   -----------

         (a) Article 1 of the Agreement is hereby amended by adding the following sentence to the end of the definition of "Divested Items" appearing therein:

             "Notwithstanding the foregoing, the Divested Items shall not include any assets or liabilities relating to the two Marketing Agreements between the Company and BillMatrix Corporation, each dated as of January 2001."

         (b) Section 5(j) of the Disclosure Schedule is hereby amended by deleting reference therein to the two Marketing Agreements between the Company and BillMatrix Corporation, each dated as of January 2001.

3. PURCHASE PRICE ADJUSTMENT.
   --------------------------

         Section 2(b)(ii) and Section 2(b)(iii) of the Agreement are hereby amended by deleting those sections in their entirety and replacing them with the following:

                  "(ii) POST CLOSING ADJUSTMENTS. As soon as practicable, but no later than sixty (60) days after the Closing Date, the Seller shall deliver to the Buyer an audited balance sheet of the Company as of the close of business on the Closing Date (the "Closing Date Balance Sheet") in substantially the form of the September Balance Sheet attached hereto as Section 2(b)(ii) of the Disclosure Schedule. The Closing Date Balance Sheet shall include a calculation of the net working capital of the Company as of the close of business on the Closing Date (the "Closing Date Net Working Capital") which shall be made, and presented on the Closing Date Balance Sheet, in the same manner as the calculation of the September Net Working Capital is made and presented on the September Balance Sheet attached hereto as Section 2(b)(ii) of the Disclosure Schedule. The Closing Date Balance Sheet shall be prepared in accordance with GAAP, as modified by the accounting principles used in preparing the September Balance Sheet (as reflected in Section 2(b)(ii) of the Disclosure Schedule). For the avoidance of doubt, the calculation of the September Net Working Capital does not, and the calculation of the Closing Date Net Working Capital shall not, include (i) any of the assets or liabilities identified in columns (B) through (E) of the September Balance Sheet attached hereto as Section 2(b)(ii) of the Disclosure Schedule, (ii) any assets or liabilities with respect to the Company's obligations under the American Payment Systems, Inc. 2001 Phantom Stock Plan and the Seller Entities' reimbursement thereof pursuant to Section 6(e)(vii) of this Agreement, so long as the related receivable of the Company from the Seller Entities and the corresponding liability are equal and are both reflected on the Closing Date Balance Sheet or (iii) any assets or liabilities with respect to the Company's obligation in respect of the bonuses described in Section 6(e)(viii) of this Agreement and the Seller Entities' reimbursement thereof pursuant to such section, so long as the related receivable of the Company from the Seller Entities and the corresponding liability are equal and are both reflected on the Closing Date Balance Sheet. The Seller shall also make available to the Buyer copies of all work papers and other documents and data as were used to prepare the Closing Date Balance Sheet (and any items therein) and the Closing Date Net Working Capital calculation. The Buyer shall have the right to dispute the Closing Date Balance Sheet (and any items therein) and the Closing Date Net Working Capital calculation and make any proposed adjustments thereto as provided in Section 2(b) (iii) hereto.

                                    (A) If the Closing Date Net Working Capital
                           is more than the September Net Working Capital (such surplus being a "Net Working Capital Surplus"), then the Buyer shall, subject to Section 2(b) (iii), deliver to the Seller cash in an amount equal to such Net Working Capital Surplus, if any, within ten (10) days of receipt of the Closing Date Balance Sheet; or

                                    (B) If the Closing Date Net Working Capital
                           is less than the September Net Working Capital (such shortfall being a "Net Working Capital Shortfall"), then the Seller shall, subject to Section 2(b) (iii), deliver to the Buyer cash in an amount equal to such Net Working Capital Shortfall, if any, within ten
                           (10) days of delivery of the Closing Date Balance Sheet.

                  (iii) DISPUTE RESOLUTION PROCEDURES. The Buyer shall have until ten (10) days after the delivery of the Closing Date Balance Sheet to review the calculation set forth therein and propose any adjustments thereto. All adjustments proposed by the Buyer shall be set out in detail in a written statement delivered to the Seller (an "Adjustment Statement") and shall be incorporated into the Closing Date Balance Sheet, unless the Seller shall object in writing to such proposed adjustments within ten (10) days of receipt of the Adjustment Statement (the proposed adjustment or adjustments to which either Party objects are referred to herein as the "Contested Adjustments" and the objection notice is referred to herein as the "Contested Adjustment Notice"). If the Seller delivers a Contested Adjustment Notice, the Seller and the Buyer shall attempt in good faith to resolve their dispute (a "Contested Adjustment Dispute") regarding the Contested Adjustments, but if a final resolution thereof is not obtained within ten (10) days after delivery of said Contested Adjustment Notice, the Independent Accountant shall resolve any remaining disputes concerning the Contested Adjustments. If the Independent Accountant is requested to resolve a Contested Adjustment Dispute, then (A) the Buyer and the Seller shall each submit to the Independent Accountant in writing, not later than ten
                  (10) days after the Independent Accountant is retained for such purpose, their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant reasonably requests, and (B) the Independent Accountant shall, within ten (10) days after receiving the positions of both the Buyer and the Seller and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments, which decision shall be final and binding on, and non-appealable by, the Parties. The fees and expenses of the Independent Accountant related to the resolution of Contested Adjustments shall be paid by the Party whose estimate of the Closing Date Net Working Capital is farthest from the Independent Accountant's final calculation of the Closing Date Net Working Capital. The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final Closing Date Net Working Capital calculation. The Closing Date Balance Sheet shall be deemed to include all proposed adjustments not disputed by either Party and those adjustments accepted or made by the decision of the Independent Accountant in resolving the Contested Adjustments."

4. CLOSING DISTRIBUTIONS; REPAYMENT OF INTER-COMPANY DEBT.
   -------------------------------------------------------
         (a) Section 2(b)(iv) of the Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following:

                  "Without limiting the generality of the foregoing, the Parties acknowledge that on May 25, 2004, the Seller Entities made a capital contribution to the Company of $20 million in order to satisfy regulatory requirements imposed by the Superintendent of Banks of the State of New York (the "Superintendent"), and Buyer agrees that (A) immediately prior to Closing, Seller will cause the Company to distribute any net remaining balance of such amount to Seller and (B) immediately after Closing, Buyer shall make a capital contribution of such amount to the Company, as required by the Superintendent. Seller Entities represent that they have complied with their commitments to the Superintendent, as outlined in the letter dated June 3, 2004 from Carol Van Cleef to the Superintendent, as the same may be amended as agreed to by the Parties and the Superintendent. The Buyer agrees that if there is any inter-company debt outstanding as of the Closing, then the Buyer shall cause the Company to repay the amount of such debt to the Parent not later than five (5) days after the Closing Date. For the avoidance of doubt, inter-company debt shall include any amounts of the type listed on the September Balance Sheet under the line item entitled "URI ASSOC." (listed as Three Million Five Hundred Ten Thousand Six Hundred and Seventy Nine Dollars and Fifty Cents ($3,510,679.50) on the September Balance Sheet). The amount of inter-company debt shall be determined as of the Closing by the Chief Financial Officers of the Company and the Seller and shall be set forth on a certificate to be delivered to the Buyer at the Closing."

5. CLOSING.
   --------

         Section 2(c) of the Agreement is hereby amended by adding the following sentence to the end of such section:

                  "For the purposes of passage of title and risk of loss, allocation of expenses, adjustments and other economic or financial effects of the transaction contemplated hereby, the Closing shall be deemed to have occurred at 11:59 p.m. local time on the Closing Date."

6. CREDIT FACILITY.
   ----------------

         Section 5(c) of the Agreement is hereby amended by deleting the following text from the first sentence thereof: "; and PROVIDED, FURTHER, that the Seller may cause the Company to establish a credit facility with a nationally recognized financial institution pursuant to documentation reasonably acceptable to the Buyer and borrow funds thereunder for working capital purposes or to repay all or some of any inter-company indebtedness".

7. PHANTOM STOCK PLAN.
   -------------------

         Section 6(e)(vii) of the Agreement is hereby amended and restated in its entirety as follows:

                  "(vii) As soon as practicable after the determination of the Purchase Price pursuant to Section 2(b)(ii) above, the Seller Entities shall (A) calculate the amount that is due and payable to each participant under the American Payment Systems, Inc. 2001 Phantom Stock Plan (individually a "participant" and collectively the "participants") as a result of the transactions contemplated by this Agreement and the related cancellation of such plan (individually, a "Phantom Payment" and collectively for all participants, the "Phantom Payments"), (B) deliver to the Company a written schedule of all such Phantom Payments (broken down by participant) (the "Phantom Schedule"), (C) deliver to the Company an amount equal to the aggregate amount of all Phantom Payments by wire transfer of immediately available funds to an account designated by the Company, and (D) assist the Company in creating a spreadsheet to calculate applicable employer payroll tax liabilities, including a separate calculation for each participant of the applicable medicare tax and the applicable social security tax associated with each individual Phantom Payment. The aggregate applicable employer payroll tax liability in respect of medicare is hereinafter referred to as the "Medicare Tax Liability". The Parties acknowledge that the applicable employer payroll tax liability in respect of social security is subject to an annual limit (e.g. 6.2% of $87,900 for the year ended December 31, 2004) and agree that Seller Entities will not be required to provide to Buyer an amount for social security tax liability greater than the difference between (x) $5,450 minus (y) the amount that would otherwise be due on a participant's regular earnings between January 1, 2004 and December 31, 2004 (not taking into account Phantom Payments or Bonus Payments, as defined below). The Parties will together determine, by participant, the amount of social security taxes payable (due to the applicable Phantom Payment) that exceeds the amount of the projected social security tax due on regular earnings by such participants from January 1, 2004 through December 31, 2004 (not taking into account Phantom Payments or Bonus Payments, as defined below) (such aggregate excess amount shall be referred to hereinafter as the "Excess Social Security Tax Liability"). Promptly after the Seller Entities and the Company have agreed to such spreadsheet, the Seller Entities shall deliver to the Company an amount equal to the sum of the Medicare Tax Liability and the Excess Social Security Tax Liability by wire transfer of immediately available funds to an account designated by the Company. Promptly after receipt of such amounts, the Company shall pay, and the Buyer shall cause the Company to pay, each participant included in the Phantom Schedule, the amount to which he or she is entitled (as determined by the Seller Entities in accordance with the Phantom Schedule), net of applicable withholding and payroll taxes (as determined in accordance with the heretofore described spreadsheet).

8. RETENTION BONUSES.
   ------------------

         (a) Section 6(e) of the Agreement is hereby amended by adding the following paragraph (viii):

                  "(viii) No later than ninety (90) days following the Closing, the Seller Entities shall deliver to the Company an aggregate amount equal to the sum of (x) $2,140,000, plus (y) the amounts due to Todd Lasher and Michael Gray pursuant to the letter agreements listed on Schedule 6(e)(viii), by wire transfer of immediately available funds to an account designated by the Company, which represents bonuses to be paid to those persons listed in Section 6(e)(viii) of the Disclosure Schedule (the "Bonus Recipients"), in the amounts set forth beside each such person's name thereon (individually, a "Bonus Payment" and collectively, the "Bonus Payments"). The Seller Entities shall promptly thereafter assist the Company in creating a spreadsheet to calculate applicable employer payroll tax liabilities, including a separate calculation for each Bonus Recipient of the applicable medicare tax and the applicable social security tax associated with each Bonus Payment. The aggregate applicable employer payroll tax liability in respect of medicare is hereinafter referred to as the "Medicare II Tax Liability". The Parties acknowledge that the applicable employer payroll tax liability in respect of social security is subject to an annual limit (e.g. 6.2% of $87,900 for the year ended December 31, 2004) and agree that Seller Entities will not be required to provide to Buyer an amount for social security tax liability greater than the difference between (x) $5,450 minus
                  (y) the amount that would otherwise be due on a Bonus Recipient's regular earnings between January 1, 2004 and December 31, 2004 (not taking into account Phantom Payments or Bonus Payments). The parties will together determine, by Bonus Recipient, the amount of social security taxes payable (due to the applicable Bonus Payment) that exceeds the amount of the projected social security tax due on regular earnings by such Bonus Recipients, from January 1, 2004 through December 31, 2004 and on any Phantom Payments (not taking into account Bonus Payments) (such aggregate excess amount referred to hereinafter as the "Excess Social Security II Tax Liability"). Promptly after the Seller Entities and Company have agreed to such spreadsheet, the Seller Entities shall deliver to the Company an amount equal to the sum of the Medicare II Tax Liability and the Excess Social Security II Tax Liability by wire transfer of immediately available funds to an account designated by the Company. Promptly after receipt of such amounts, the Company shall pay, and the Buyer shall cause the Company to pay, each Bonus Recipient their applicable Bonus Payment, net of applicable payroll and withholding Taxes (as determined in accordance with the heretofore described spreadsheet). The Parties acknowledge that Sections 6(e)(vii) and 6(e)(viii) contemplate that Phantom Payments will be made prior to Bonus Payments. If Bonus Payments are made by the Company pursuant to this Section 6(e)(viii) prior to Phantom Payments pursuant to Section 6(e)(vii), the calculations of Excess Social Security Tax Liability and Excess Social Security II Tax Liability shall be adjusted accordingly to reflect which payments (i.e. Bonus Payments or Phantom Payments) are included or excluded for purposes of such calculations.

         (b) The Disclosure Schedule is hereby amended by adding a new
Section 6(e)(viii) in the form of the attached Exhibit A.

9. INDEMNIFICATION
   ---------------

         (a) Section 8(b)(i) is hereby amended by adding the following clause before the period at the end of such section:

                  "and (F) any Age Claims and (G) that certain Transition Services Agreement, dated as of May 25, 2004, by and between the Company and Innovative Processing, Inc, a California corporation, but with regard to this clause (G), only to the extent that any Losses exceed $5,000 in the aggregate and are not attributable to the gross negligence or willful misconduct of the Company."

         (b) Section 8(d)(i) is hereby amended by deleting provision "(B)" thereof and replacing it with the following:

                  "(B) Section 8(b)(i)(B) in respect of the obligations of the Seller Entities to reimburse the Company under Section 5(i)(ii) above, and in respect of the obligations of the Seller Entities to the Company under Section 6(e)(vii) and
                  Section 6(e)(viii) above, and in respect of the Termination Liabilities to be borne by the Seller Entities pursuant to
                  Section 5(k) above,"

         (c) Section 8(d)(i) is hereby further amended by deleting the parenthetical at the end of the first proviso and replacing it with the following:

                  "and (F) Section 8(b)(i)(F) and (G) Section 8(b)(i)(G) (the provisions described in the foregoing clauses (A) through (G), the "Buyer Excluded Provisions")"

         (d) Section 8(d)(i) is hereby further amended by deleting clause (x) of the final proviso thereof in its entirety and replacing it with the following:

                  "(x) Section 8(c)(ii) in respect of the obligations of the Buyer to pay the Purchase Price under Section 2(b) above, and cause the Company to repay inter-company debt in accordance with Section 2(b)(iv) above,"

10. MISCELLANEOUS.
    -------------

         This Second Amendment represents the entire agreement of the parties with respect to the subject matter hereof. Except as modified by this Second Amendment, the Agreement shall remain unchanged and each of the Parties hereby ratifies and confirms the Agreement as modified by this Second Amendment. This Second Amendment shall not be modified or amended except in a written document signed by the Parties. This Second Amendment shall be governed and interpreted in accordance with the laws of the State of New York. All notices, requests, demands or other communications in connection with this Second Amendment shall be delivered as provided in the Agreement. This Second Amendment may be executed in more than one counterpart, each of which, when taken together, shall be deemed to be one instrument. This Second Amendment may be executed and delivered by facsimile transmission.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date first above written.


                                 CHECKFREE CORPORATION

                                 By: /s/ Mark A. Johnson
                                    ---------------------
                                 Name:  Mark A. Johnson
                                 ------------------------
                                 Title: Vice Chairman
                                 ------------------------


                                 AMERICAN PAYMENT HOLDCO, INC.

                                 By: /s/ Mark A. Johnson
                                    ---------------------
                                 Name:  Mark A. Johnson
                                 ------------------------
                                 Title: President
                                 ------------------------


                                 UIL HOLDINGS CORPORATION

                                 By: /s/ Louis J. Paglia
                                    ---------------------
                                 Name: Louis J. Paglia
                                 ------------------------
                                 Title: CFO
                                 ------------------------


                                 UNITED RESOURCES, INC.

                                 By: /s/ Louis J. Paglia
                                 ------------------------
                                 Name: Louis J. Paglia
                                 ------------------------
                                 Title: CFO
                                 ------------------------

                                                                     Exhibit A

                           RETENTION BONUSES
                           -----------------

Each of the below listed persons will receive the amount listed next to his or her respective name as a retention bonus payable pursuant to Section 6(e)(viii) of the Agreement and a letter agreement from the Company to such person dated as of May 6, 2004.


EXECUTIVE                         CONTRACT CERTIFICATION
                                     AND RECOGNITION
-------------------------------- --------------------------
C. Stone                               $235,000.00
-------------------------------- --------------------------
P. Lavoie                              $265,000.00
-------------------------------- --------------------------
C. Boedicker                           $100,000.00
-------------------------------- --------------------------
R. Bucchi                              $100,000.00
-------------------------------- --------------------------
D. Estelle                             $200,000.00
-------------------------------- --------------------------
J. Frank                               $380,000.00
-------------------------------- --------------------------
A. Balogh                              $175,000.00
-------------------------------- --------------------------
B. Dumond                               $60,000.00
-------------------------------- --------------------------
J. Corrado                              $40,000.00
-------------------------------- --------------------------
T. Undercuffler                         $50,000.00
-------------------------------- --------------------------
D. Kissh                                $50,000.00
-------------------------------- --------------------------
C. Cross                                $50,000.00
-------------------------------- --------------------------
D. Delisle                              $50,000.00
-------------------------------- --------------------------
S. Cleasby                              $50,000.00
-------------------------------- --------------------------
L. Leamon                               $15,000.00
-------------------------------- --------------------------
S. Dingwall                             $10,000.00
-------------------------------- --------------------------
D. Caiafa                               $10,000.00
-------------------------------- --------------------------
J. Rogers                               $10,000.00
-------------------------------- --------------------------
G. Presiosi                              $5,000.00
-------------------------------- --------------------------
K. Lazar                                $10,000.00
-------------------------------- --------------------------
M. Wheeler                              $10,000.00
-------------------------------- --------------------------
C. Beirne                               $10,000.00
-------------------------------- --------------------------
D. Mildrum                              $10,000.00
-------------------------------- --------------------------
L. Okula                                $10,000.00
-------------------------------- --------------------------
K. Justice                              $10,000.00
-------------------------------- --------------------------
B. Furce                                $10,000.00
-------------------------------- --------------------------
F. DeMasi                               $10,000.00
-------------------------------- --------------------------
S. Shugdinis                            $10,000.00
-------------------------------- --------------------------
F. D'Andrea                             $10,000.00
-------------------------------- --------------------------
C. Morris                               $10,000.00
-------------------------------- --------------------------
D. Byrne                                $10,000.00
-------------------------------- --------------------------
R. Conyers                               $5,000.00
-------------------------------- --------------------------
N. Braen                                $10,000.00
-------------------------------- --------------------------
M. Mauro                                $10,000.00
-------------------------------- --------------------------
M. Desroches                             $5,000.00
-------------------------------- --------------------------
W. Udovich                              $10,000.00
-------------------------------- --------------------------
I. Shatalov                              $5,000.00
-------------------------------- --------------------------
J. Gannon                                $5,000.00
-------------------------------- --------------------------
M. Liddell                               $5,000.00
-------------------------------- --------------------------
J. O'Donnell                             $5,000.00
-------------------------------- --------------------------
G. Mierzejewski                         $10,000.00
-------------------------------- --------------------------
K. Ellegard                             $10,000.00
-------------------------------- --------------------------
K. Kartchner                            $10,000.00
-------------------------------- --------------------------
K. Gervais                               $5,000.00
-------------------------------- --------------------------
W. Norris                               $10,000.00
-------------------------------- --------------------------
V. Torres                                $5,000.00
-------------------------------- --------------------------
V. Dementyev                             $5,000.00
-------------------------------- --------------------------
N. Kounavelis                            $5,000.00
-------------------------------- --------------------------
M. Krenesky                              $5,000.00
-------------------------------- --------------------------
G. Mayzler                               $5,000.00
-------------------------------- --------------------------
S. Qureshi                               $5,000.00
-------------------------------- --------------------------
R. Yalamanchili                          $5,000.00
-------------------------------- --------------------------
A. Zeng                                  $5,000.00
-------------------------------- --------------------------
J. Valente                               $5,000.00
-------------------------------- --------------------------
J. Wallace                               $5,000.00
-------------------------------- --------------------------
C. Williams                              $5,000.00
-------------------------------- --------------------------
B. Foley                                 $5,000.00
-------------------------------- --------------------------


         Todd Lasher's retention bonus shall be determined and paid in accordance with a letter agreement from the Company to Todd Lasher dated as of May 5, 2004.

         Michael Gray's retention bonus and severance shall be determined and paid in accordance with a letter agreement from the Seller to Michael Gray dated as of February 24, 2004.